UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021 (November 26, 2021)

THE GREENROSE HOLDING COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway Amityville, NY 11701	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC Pink
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

EXPLANATORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Greenrose,” “Registrant” and the “Company” refer to The Greenrose Holding Company Inc. (formerly known as Greenrose Acquisition Corp.), a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of Greenrose. Terms used but not defined herein, or for which definitions are not otherwise incorporated herein by reference, shall have the meaning given to such terms in the Definitive Proxy Statement on Schedule 14-A filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 5, 2021 (the “Proxy”) and such definitions are incorporated herein by reference.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the Commission, including certain information from the Proxy. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and other documents, the information in this Report controls.

Business Combination

On November 26, 2021 (the “Closing Date”), Greenrose consummated its previously announced business combination of Theraplant, LLC, a Connecticut limited liability company (“Theraplant”) pursuant to the Agreement and Plan of Merger dated March 12, 2021 (as amended pursuant to that certain Amendment No. 1, dated as of August 10, 2021, to the Agreement and Plan of Merger (“Amendment No. 1”), and that certain Amendment No. 2, dated as of November 26, 2021, to the Agreement and Plan of Merger (“Amendment No. 2”), collectively, the “Theraplant Merger Agreement”), pursuant to which GNRS CT Merger Sub, a Connecticut limited liability company and a wholly-owned subsidiary of Greenrose (“TPT Merger Sub”) was merged with and into Theraplant (the “Theraplant Merger” or the “Business Combination”), with Theraplant surviving the Merger as a wholly owned subsidiary of Greenrose.

As previously announced, on March 12, 2021, Greenrose, TPT Merger Sub, Theraplant and Shareholder Representative Services LLC, solely in its capacity as the representative for the selling securityholders thereunder (the “Theraplant Seller Representative”), entered into the Theraplant Merger Agreement, pursuant to which TPT Merger Sub would consummate the Theraplant Merger.

At the special meeting of the Greenrose shareholders held on October 27, 2021 (the “Special Meeting”), the Greenrose shareholders considered, approved and adopted, among other matters, the Theraplant Merger Agreement, the Business Combination and the other proposals related thereto described in the Proxy.

On November 26, 2021 (the “Closing Date”), as contemplated by the Theraplant Merger Agreement and as described under the caption titled, “Proposal 2 — The Qualified Business Combination Proposal” beginning on page 108 of the Proxy, Greenrose consummated the Business Combination (the “Closing”), whereby GNRS CT Merger Sub merged with and into Theraplant, the separate corporate existence of GNRS CT Merger Sub ceasing and Theraplant being the surviving corporation and a wholly owned subsidiary of Greenrose.

Theraplant Consideration

Pursuant to the Theraplant Merger Agreement, the “Aggregate Consideration” to be paid by Greenrose in respect of the Theraplant Merger will equal “Cash Consideration” in the amount of One Hundred Million Dollars ($100,000,000), net of the escrow amount, the expense amount, the Managing Member Expense Amount (as defined in the Merger Agreement), and the Deferred Cash Payment Amount described below. Furthermore, Aggregate Consideration would include the amount equal to the positive (if any) difference between the Estimated Closing Net Working Capital and the Base Net Capital (each as defined in the Merger Agreement). The Aggregate Consideration would include the amount released from the Escrow and Expense Fund, the amount released from the Managing Member Expense Fund, and the Stock Consideration comprised of five million (5,000,000) unregistered shares of Greenrose common stock valued at $10.00 per share, and valued in the aggregate amount of Fifty Million Dollars ($50,000,000). The Merger Agreement as amended provides that the Stock Consideration is subject to upward adjustment in the event a registration statement covering the resale of the Stock Consideration has not been declared effective seven (7) days after the Merger and the Parent Stock Price is less than $10.00 per share. In such circumstances, Greenrose has agreed to issue additional shares of Parent Common Stock, to be confirmed by the Theraplant Steering Committee, that, when multiplied by the Parent Common Stock Price (determined pursuant to the Merger Agreement) would increase the Stock Consideration to $50,000,000; provided that the number of shares of additional Common Stock that Greenrose shall be required to issue may not exceed $5,000,000 in additional Parent Stock.

The Theraplant Merger Agreement provides for a Deferred Cash Payment Amount in the amount of Ten Million Dollars ($10,000,000) plus simple, non-compounding interest at the rate of nine percent (9%) per annum, payable in equal monthly installments during the first twelve months following the Closing of the Theraplant Merger. The Deferred Cash Payment Amount may, at the election of the Theraplant Steering Committee, be converted (in whole or in part and at any time or from time to time), into shares of Common Stock of Greenrose at a price per share of $10.00, subject to adjustment.

The foregoing description of the Theraplant consideration is qualified in its entirety by reference to the full text of Amendment No. 2 to the Agreement and Plan of Merger dated November 26, 2021, as further described and filed as Exhibit 2.3 in the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2021, which is incorporated herein by reference. The acquisition of Theraplant was funded, in part, by a senior secured credit facility from DXR Finance, LLC, as described in greater detail below.

Theraplant Registration Rights Agreement

In connection with the Closing, Greenrose entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling securityholders of Theraplant pursuant to which Greenrose agreed that, at the request of the Majority Holders (as defined in the Registration Rights Agreement), Greenrose will file a registration statement with the Commission covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) requested to be included in such registration statement (the “Resale Registration Statement”), and Greenrose will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, the Holders (as defined in the Registration Rights Agreement) will be entitled to piggyback registration rights.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report and incorporated herein by reference.

General

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Theraplant Agreement and Plan of Merger dated March 12, 2021, which is attached to this Current Report (this “Report” or the “Current Report”) as Exhibit 2.1, that certain Amendment No. 1, which is attached to this Report as Exhibit 2.2, that certain Amendment No. 2, which is attached to this Report as Exhibit 2.3; each of the foregoing are incorporated herein by reference, as well as the further disclosures set forth in this Report.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 3.02. Unregistered Sales of Equity Securities.

Item 3.03. Material Modification to Rights of Security Holders.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06. Change in Shell Company Status.

Item 8.01. Other Events.

Item 9.01 Financial Statements and Exhibits.

Item 1.01. Entry into a Material Definitive Agreement.

Theraplant Agreements

Joinder Agreements

On March 12, 2021, concurrently with the execution of the Theraplant Merger Agreement, Greenrose entered into joinder agreements (“Joinder Agreements”) with certain designated principal members of Theraplant, which such members are entitled to receive at least 70% of the allocated portion of the initial consideration payable to all Theraplant members, minus certain designated expenses. Pursuant to the Joinder Agreements, such members agreed be subject to all applicable provisions of the Theraplant Merger Agreement, and the members waived rights of preemption, purchase option rights, investors’ rights, transfer restriction rights, rights of first notice, negotiation, offer and refusal, rights of approval or other similar rights or restriction in connection with the Closing. The members additionally agreed to appoint Shareholder Representative Services LLC as the initial Theraplant Seller Representative. Greenrose’s receipt of duly executed and delivered Joinder Agreements by Theraplant was a condition precedent to Greenrose’s obligation to consummate the Theraplant Merger, which condition was satisfied prior to the Closing. This summary description of the material terms of the Joinder Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Joinder Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Theraplant Registration Rights Agreement

The description of the Registration Rights Agreement set forth under the caption “Explanatory Note — Theraplant Registration Rights” above is incorporated herein by reference.

This summary description of the material terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Escrow Agreement

Simultaneously with the Closing, the Company entered into an escrow agreement (the “Escrow Agreement”) with Theraplant Seller Representative, solely, in its capacity as the representative of the selling securityholders of Theraplant, and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), whereby, immediately following the Closing, the Company deposited with the Escrow Agent an amount equal Thirteen Million Dollars ($13,000,000) (the “Escrow Amount”). The Escrow Amount will be placed in a non-interest-bearing deposit account insured by the Federal Deposit Insurance Corporation to the applicable limits. The Escrow Amount will be used as described above under the caption, “Explanatory Note—Theraplant Consideration”, which is incorporated herein by reference.

This summary description of the material terms of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Escrow Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Senior Secured Credit Agreement

As previously noted under the caption “Introductory Note” above, on the Closing Date the Company, TPT Merger Sub and Theraplant (the “Loan Parties”) entered into a senior secured credit agreement (the “Credit Agreement”) with DXR Finance, LLC as Agent (“Agent”) and DXR-GL HOLDINGS I, LLC, DXR-GL HOLDINGS II, LLC, and DXR-GL HOLDINGS III, LLC as lenders (collectively the “Lenders”). Upon entering into the Credit Agreement and the associated loan documents and agreements described below, the Lenders provided the initial term loan (the “Initial Term Loan”) in the amount of Eighty-Eight Million Dollars ($88,000,000). Pursuant to the Credit Agreement, the Company may also draw upon the remaining amount of Seventeen Million Dollars ($17,000,000) (the “Delayed Draw Commitment”) upon providing at least five (5) business days prior notice to the Agent. The loans mature on November 26, 2024 and bear an interest rate of the LIBOR plus the applicable margin of 16% per annum, subject to a LIBOR floor of 1.0%, provided that for the first 12 months after the Closing Date, interest at the rate of 8.5% per annum may be payable-in-kind and thereafter interest at the rate of 5% per annum may be payable in kind. Interest is payable on the last business day of each quarter.

The proceeds of the Initial Term Loans made on the Closing Date are intended to be applied to fund the Business Combination and to fund related transaction costs. The proceeds of the Delayed Draw Term Loans are expected to be applied by the Company to fund the True Harvest Business Combination and to fund related transaction costs.

The Credit Agreement provides for the Company’s optional prepayment of outstanding loans, subject to certain terms and procedures set forth in the Credit Agreement.

Under certain circumstances, if any Loan Party receives cash proceeds from an asset sale, insurance payments, and condemnation awards, then the Company must either reinvest such proceeds into certain specified qualifying assets within one year or use the proceeds to make a prepayment. There are mandatory prepayment provisions for some issuances of debt and excess cash flow circumstances.

Pursuant to the Credit Agreement, commencing June 30, 2022, the Company will be subject to minimum adjusted EBITDA, total net leverage ratio, and total secured net leverage ratio covenants tested quarterly subject to varying thresholds.

The Credit Agreement contains other provisions customary for this type of transaction, including, without limitation, representations and warranties, indemnities, covenants, events of defaults, and confidentiality undertaking.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Lender Warrant

Pursuant to the Credit Agreement, the Company has issued a common stock purchase warrant (the “Lender Warrant”) to the Agent which will entitle the Agent to acquire two million unregistered shares of non-voting common stock of the Company at an exercise price of $0.01 per warrant share, exercisable on or before November 26, 2026.

The foregoing description of the Lender Warrant is not complete and is qualified in its entirety by reference to the complete text of the Lender Warrant, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Lender Registration Rights

The Company and the Lenders have agreed to enter into a registration rights agreement with respect to the shares of Common Stock issuable upon the Lenders’ exercise of the Lender Warrant. The Company will file such Lender registration rights agreement with the Commission pursuant to the rules and regulations of the Commission when finalized and executed.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Explanatory Note” above and under Item 1.01 is incorporated herein by reference.

As previously reported, at the Special Meeting, Greenrose’s shareholders approved the Business Combination. The Theraplant Merger was completed on November 26, 2021.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the Registrant was a shell company, as Greenrose was immediately before the Business Combination, then the Registrant must disclose the information that would be required if the Registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made in this Current Report are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, in the sections captioned “Description of the Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Greenrose,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Theraplant”. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Greenrose’s or its target companies’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: liquidity of Greenrose’s stock; costs related to the proposed business combinations; Greenrose’s ability to manage growth; Greenrose’s ability to identify and integrate other future acquisitions; rising costs adversely affecting Greenrose’s profitability; competition in the legal cannabis industry; adverse changes to the legal environment for the cannabis industry; and general economic and market conditions impacting demand for Greenrose’s products and services. Readers should not unduly rely on any projections or other forward-looking statements or data contained herein.

A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Current Report appears in the section captioned “Risk Factors” and elsewhere in this Current Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Current Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Current Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Current Report, and other documents which we may file from time to time with the Commission. The risks associated with the Company’s business are contained in the Proxy in the section under the caption “Risk Factors” beginning on page 35 of the Proxy, which is incorporated herein by reference

Description of Business

The business of Theraplant prior to the Theraplant Merger is described in the Proxy in the sections entitled “Description of the Businesses —Theraplant” beginning on page 218 of the Proxy, which is incorporated herein by reference.

Financial Information

Greenrose

Reference is made to the disclosure contained in the Quarterly Report on Form 10-Q, filed with the Commission on November 22, 2021, in the sections under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 22, which such disclosure is incorporated herein by reference.

Theraplant

The financial information of Theraplant is set forth in Exhibit 99.3, “Theraplant Management’s Discussion and Analysis of Financial Condition and Results of Operations” and is incorporated herein by reference.

Description of Properties

Greenrose

Greenrose leases commercially available offices in Amityville, New York with space sufficient for its executive management and holding company staff. Greenrose does not believe the terms of its office lease to be material to the operations or management of the Company.

Theraplant

Theraplant owns an approximately 98,000 square foot production facility in Watertown, Connecticut, with an existing production capacity of approximately 20,000 lbs. annually. Theraplant is currently undergoing an expansion which will bring its operations to approximately 100,000 square feet. Situated on approximately 10 acres in Watertown, Connecticut, Theraplant’s property and facility are 100% owned, and Theraplant has ample opportunity for expansion to over 500,000 square feet to meet future demand. Connecticut’s existing medical marijuana program does not limit cultivators by square footage, permitted canopy size, plant count or amount of inventory.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to Greenrose regarding the beneficial ownership of the Company’s shares of Common Stock as of the Closing Date by:

●	each person known to the Company to be the beneficial owner of more than 5% of outstanding Greenrose shares of Common Stock;

●	each of the Company’s executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The Company’s Shares of Common Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of the shares of Common Stock of the Company is based on approximately 11,630,812 shares of Common Stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s Shares of Common Stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o The Greenrose Holding Company Inc., 111 Broadway, Amityville, NY 11701.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares
William F. Harley III	0	(2)	0
Daniel Harley	0	(2)	0
Brendan Sheehan	0	(2)	0
Paul Otto Wimer	0	(3)	0
Jeffrey Stegner	0	(3)	0
Steven Cummings	0	(3)	0
Thomas Megale	0		0
John Falcon	0	(3)	0
John Torrance III	0	(3)	0
Greenrose Associates LLC	4,532,500	(4)	38.97%
All Greenrose directors and executive officers as a group (nine individuals)	4,532,500		38.97%
Ethan Ruby	1,562,287	(5)	13.43%
Daniel Emmans	829,654	(5)	7.13%
DeMatteo Industries LLC	794,395	(5)	6.83%

(1)	Unless otherwise indicated, the business address of each of the individuals is 111 Broadway, Amityville, NY 11701.
(2)	Does not include any securities held by Greenrose Associates LLC, of which each person is a manager and member. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual of the committee exercises voting or dipositive control over any of the securities held by such entity, even those in which he directly owns a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.
(3)	Does not include any securities held by Greenrose Associates LLC, of which each person is directly or indirectly a member. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.
(4)	Based on a 13-G filed with the Commission on February 12, 2021. This amount reflects 4,312,500 shares of common stock owned by the Reporting Person and 220,000 shares of common stock underlying units of the Issuer purchased by the Reporting Person in private placements conducted in connection with the Issuer’s initial public offering. This amount does not include 220,000 shares of common stock issuable upon the exercise of warrants underlying units of the Issuer held by the Reporting Person, or 1,100,000 shares of common stock issuable upon the exercise of warrants held by the Reporting Person, none of which are exercisable and will not be exercisable within 60 days of this filing. See the description under “Private Placements” in the Issuer’s registration statement on Form S-1 (File No. 333-235724) (the “Registration Statement”). This amount does not include securities issuable upon conversion of $2,000,000 in convertible notes (the “Notes”) issued by the Issuer to the Reporting Person, evidencing loans in the same aggregate amount. The Notes allow the Reporting Person, at its sole option, to convert any of the principal amount due under the Notes into units at a price of $10.00 per unit (“Working Capital Units”) and/or warrants at a price of $1.00 per warrant (“Working Capital Warrants”). The Working Capital Units and/or Working Capital Warrants, if any, would be identical to the Private Units and/or Private Warrants, as described in the Registration Statement. As of the date of this filing, the Reporting Person has not determined whether it will convert the Notes into Working Capital Units and/or Working Capital Warrants, or have the Notes repaid without interest, at the time the Issuer completes its initial business combination.

(5)	Subject to confirmation upon review of final letters of transmittal.

All of the Founder’s Shares outstanding prior to the IPO have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (i) with respect to 50% of such shares, the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of such shares, one year after the date of the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the Founder’s Shares.

The Company’s executive officers and Sponsor are “promoters,” as that term is defined under federal securities laws.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Business Combination is set forth in the Proxy in the section entitled “Management After the Business Combination” beginning on page 206 of the Proxy, which is incorporated herein by reference.

Family Relationships

William F. Harley III, Chief Executive Officer and Director of the Company, and Daniel Harley, Executive Vice President, Business Development and Director of the Company, are brothers. There are no other family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Since 2011, Mr. Harley has been the Managing Member and majority owner of The Arsenal Group, which is involved in the acquisition, remediation and redevelopment of a “brownfield” industrial real estate project. In 2012, HRK Holdings, LLC and HRK Industries, LLC, entities owned by The Arsenal Group, both filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the Middle District of Florida and emerged from bankruptcy protection in 2017.

Except as set forth above, none of our Directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); or

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

Information with respect to the Company’s Board Committees after the Business Combination is set forth in the Proxy in the sections under the captions, “Audit Committee,” “Nominating Committee” and “Compensation Committee” beginning on page 208 of the Proxy, which are incorporated herein by reference.

Audit Committee Financial Expert

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. The Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that John Falcon qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Commission.

Code of Ethics

Effective as of February 13, 2020, Greenrose adopted a code of ethics that applies to all of Greenrose’s executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

This summary description of the material terms of the code of ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the code of ethics, a copy of which is attached as Exhibit 14.1 to this Current Report and incorporated herein by reference.

Executive Compensation

Compensation

Information with respect to the Company’s directors and executive officers after the Business Combination is set forth in the Proxy in the section entitled “Executive Compensation” beginning on page 205 of the Proxy, which is incorporated herein by reference.

2021 Incentive Plan

At the Special Meeting, the Greenrose shareholders approved the Company’s 2021 Incentive Plan (the “2021 Plan”). The description of the 2021 Plan is set forth in the Proxy section entitled “Proposal No. 6 – Incentive Plan Proposal” beginning on page 160 of the Proxy, which is incorporated herein by reference. The full text of the 2021 Plan is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference. The Company expects that the Board or the Compensation Committee will make grants of awards under the 2021 Plan to eligible participants following the Closing.

The Company has no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Employment Agreements

The Company currently has no employment agreements in effect. The Board may decide to do something in the foreseeable future.

Director Compensation

The Company currently does not pay any cash compensation to members of its board of directors for their services as directors of the Company. However, the Company reimburses its directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors. The Company may determine to grant to certain directors, from time to time, including at the time of such director’s appointment, cash, stock, an option to purchase its shares of Common Stock or any combination of the foregoing.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related person transactions of the Company are described in the Proxy in the section entitled “Certain Relationships and Related Person Transactions, and Director Independence” beginning on page 228 of the Proxy, which is incorporated herein by reference. The disclosure regarding director independence set forth in the Proxy in the section entitled “Management After the Business Combinations – Director Independence” beginning on page 208 of the Proxy is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy entitled “Description of the Businesses—Greenrose—Legal Proceedings” beginning on page 218 of the Proxy, which is incorporated herein by reference and “Description of the Businesses—Theraplant—Legal Proceedings” beginning on page 221 of the Proxy, both of which are incorporated herein by reference.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Greenrose

Greenrose’s common stock and public warrants are currently traded on the OTCQX under the symbols “GNRS” and “GNRS.W,” respectively. The closing price of the units, common stock and public warrants on November 24, 2021, the last trading day before the Closing, was $8.70, and $0.27, respectively. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Equity Security Holders

As of November 26, 2021, the Closing Date, there were seven holders of record of Greenrose’s common stock. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, common stock and public warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

Greenrose has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon Greenrose’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of Greenrose’s board of directors. Greenrose’s ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing and applicable law.

Theraplant

Historical market price information for Theraplant’s membership interests is not provided because there is no public market for any membership interest of Theraplant.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is set forth in the Proxy in the section entitled “Description of Securities” beginning on page 213 of the Proxy, which is incorporated herein by reference.

Immediately following the Closing, there were 411,375 Company units outstanding, held by 1 holder, 6,219,437 registered shares of Greenrose common stock issued and outstanding, held of record by seven (7) holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Reference is made to the information set forth in the Proxy in the section entitled “Limitation on Liability and Indemnification of Directors and Officers” beginning on page 215 of the Proxy, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Greenrose

The unaudited condensed financial statements as of and for the three and nine months ended September 30, 2021 of Greenrose is set forth in Greenrose’s Quarterly Report on Form 10-Q filed with the Commission on November 22, 2021 and is incorporated herein by reference.

Theraplant

The unaudited condensed financial statements as of and for the three and nine months ended September 30, 2021 of Theraplant is set forth in Exhibit 99.2 and is incorporated herein by reference. These unaudited condensed financial statements should be read in conjunction with the historical audited financial statements of Theraplant as of and for the years ended December 31, 2020 and 2019, and the related notes included in the Proxy beginning on page F-72 of the Proxy, which are incorporated herein by reference.

Pro Forma Financial Statements

The unaudited pro forma condensed combined financial statements of Greenrose as of September 30, 2021 and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Theraplant for the three and nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Theraplant Merger Consideration

In accordance with the terms and subject to the conditions of the Theraplant Merger Agreement, the shareholders of Theraplant received on the Closing Date in partial exchange for their Theraplant units, an aggregate of 500,000 unregistered shares of Greenrose Common Stock valued at $10.00 per share in connection with the Business Combination. The shares of Greenrose Common Stock issued to shareholders of Theraplant pursuant to the Theraplant Merger Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.

Loan Financing Consideration

Pursuant to the Credit Agreement, the Company has issued a common stock purchase warrant to the Agent. Reference is made to the description of the Lender Warrant in Item 1.01 under the caption, “Lender Warrant” which is incorporated herein by reference.

The foregoing description of the Lender Warrant is not complete and is qualified in its entirety by reference to the complete text of the Lender Warrant, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On November 30, 2021, the Company filed an amended and restated certificate of incorporation in the form approved by Greenrose stockholders at the Special Meeting of the Company held October 27,2021 (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which became effective on the same date.

This summary description of the material terms of the Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Reference is made to the information set forth in the Company’s Current Report on Form 8-K filed with the Commission on October 12, 2021 under the caption, “Item 4.01. Change in Registrant’s Certifying Accountant”, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2021, at the Special Meeting, Greenrose’s shareholders approved certain amendments to the Company’s existing Amended and Restated Certificate of Incorporation, as further described in the Proxy beginning on page 144 of the Proxy under the caption, “Proposal No. 3 — The Charter Proposals” and which is incorporated herein by reference. Accordingly, the Company’s existing Amended and Restated Certificate of Incorporation. The Theraplant Merger was completed on November 26, 2021.

Item 5.06. Change in Shell Company Status.

Prior to the Business Combination, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act, as amended. As a result of the Business Combination, the Company ceased to be a shell company as of the Closing. The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 8.01. Other Events.

On November 29, 2021, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is attached hereto as Exhibit 99.6 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed financial statements as of September 30, 2021 and for the three and nine months ended September 30, 2021 of Theraplant have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

These unaudited condensed financial statements should be read in conjunction with the historical audited financial statements of Theraplant as of and for the years ended December 31, 2020 and 2019, and the related notes included in the Proxy beginning on page F-72 of the Proxy, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2021 and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibits
2.1 (1)	Agreement and Plan of Merger of Theraplant dated March 12, 2021, dated as of March 12, 2021, by and among Greenrose Acquisition Corp., GNRS CT Merger Sub, LLC, Theraplant, LLC, and Shareholder Representative Services, LLC
2.2 (2)	Amendment No. 1, dated as of August 10, 2021, to the Agreement and Plan of Merger, dated as of March 12, 2021, by and among Greenrose Acquisition Corp., GNRS CT Merger Sub, LLC, Theraplant, LLC, and Shareholder Representative Services, LLC
2.3 (3)	Amendment No. 2, dated as of November 26, 2021, to the Agreement and Plan of Merger, dated as of March 12, 2021, by and among Greenrose Acquisition Corp., GNRS CT Merger Sub, LLC, Theraplant, LLC, and Shareholder Representative Services, LLC
3.1 (3)	Amended and Restated Certificate of Incorporation of The Greenrose Holding Company Inc.
4.1 (4)	Theraplant Registration Rights Agreement
4.2	Lender Warrant
10.1 (1)	Form of Joinder Agreement
10.2 †	Escrow Agreement
10.3 †	Senior Secured Credit Agreement among Company, TPT Merger Sub, Theraplant, DXR Finance, LLC as Agent (“Agent”) and DXR-GL HOLDINGS I, LLC, DXR-GL HOLDINGS II, LLC, and DXR-GL HOLDINGS III, LLC as lenders.
10.4 (1)	2021 Incentive Plan
14.1 (5)	Code of Ethics
99.1	Unaudited pro forma condensed combined financial statements of Greenrose as of September 30, 2021 and for the nine months ended September 30, 2021 and for the year ended December 31, 2020
99.2	Unaudited condensed financial statements as of and for the three and nine months ended September 30, 2021 of Theraplant
99.3	Management’s discussion and analysis of the financial condition and results of operation of Theraplant for the three and nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019
99.4 (5)	Form of Audit Committee Charter
99.5 (5)	Form of Compensation Committee Charter
99.6	Press release dated November 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

[1]	Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on October 5, 2021
[2]	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on August 17, 2021
[3]	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2021
[4]	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on August 17, 2021
[5]	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on December 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: December 2, 2021	By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	Chief Executive Officer